SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _____)

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DOR BioPharma, Inc.
(Name of Registrant as Specified in Its Charter)

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DOR BIOPHARMA, INC.
1101 Brickell Avenue, Suite 701-S
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 27, 2007

To the Stockholders:

The Annual Meeting of Stockholders of DOR BioPharma, Inc., will be held at the J.W. Marriott on the 5th Floor, 1109 Brickell Avenue, Miami, FL 33131, on September 27, 2007, at 10:30 a.m., Eastern Time, for the following purposes, each as more fully described herein:

1.  To elect four directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.  To approve the grant of discretionary authority to the Board of Directors for a twenty four month period (a) to amend our Amended and Restated Certificate of Incorporation to change our name to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change;

3.  To approve the grant of discretionary authority to the Board of Directors for a twenty four month period (a) to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-two to one-for-ten, determine the effective date of the reverse stock split, and to proportionately reduce the number of shares of our common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of our common stock authorized for issuance;

4.  To amend our 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares;

5.  To ratify the appointment of Sweeney, Gates & Co. as our independent auditors for the year ending December 31, 2007; and

6.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 7, 2007 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

Information concerning the matters to be acted upon at the Annual Meeting is included in the proxy statement. Whether or not you expect to attend the Annual Meeting, your vote is important. Please vote as soon as possible via either the Internet, telephone or mail.

By Order of the Board of Directors

Christopher J. Schaber, Ph.D.
President and Chief Executive Officer

Miami, Florida
August  , 2007

2

DOR BioPharma, Inc.
1101 Brickell Avenue, Suite 701-S
Miami, FL 33131
Phone: (786) 425-3848

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to stockholders of record as of the close of business on August 7, 2007 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on September 27, 2007. This proxy statement and the form of proxy are being made available to the stockholders on or about August 17, 2007. Our Annual Report on Form 10-KSB for the year ended December 31, 2006 (which does not form a part of the proxy solicitation materials) is being made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of common stock of the Company, par value $0.001 per share (“Common Stock”), at the close of business on August 7, 2007 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.  On August 7, 2007, 92,930,574 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.  "FOR" the election of all of the named nominees as directors;

2.  “FOR” the approval of the grant of discretionary authority to the Board of Directors (a) to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to change the name of the Company to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change;

3.  "FOR" the approval of the grant of discretionary authority to the Board of Directors (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and to proportionately reduce the number of shares of our common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of common stock authorized for issuance;

4.  “FOR” the amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares;

5.  “FOR” the ratification of Sweeney, Gates & Co. as our independent auditors; and

6.  in accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by voting in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.voteproxy.com and follow the instructions. Have your proxy card available when you call.

•	By Telephone: Call 1-800-PROXIES (1-800-776-9437) and follow the voice prompts. Have your proxy card available when you call.

•	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1.  The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of directors.

2.  The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the grant of discretionary authority to the Board of Directors (a) to amend the Certificate of Incorporation to change the name of the Company to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change.

3.  The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the grant of discretionary authority to the Board of Directors (i) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and to proportionately reduce the number of shares of common stock authorized for issuance or (ii) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of common stock authorized for issuance.

4.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the amendment to our 2005 Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares.

5.  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of Sweeney, Gates & Co. as our independent auditors for the fiscal year ending December 31, 2007.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions and broker non-votes will have the same effect as votes against the proposals (1) to approve the grant of discretionary authority to the Board of Directors
(a) to amend the Certificate of Incorporation to change the name of the Company to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change; and (2) to approve the grant of discretionary authority to the Board of Directors (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and proportionately reduce the number of shares of Common Stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of Common Stock authorized for issuance.   Abstentions will have the same effect as votes against the proposals (1) to approve the amendment to our 2005 Plan to increase the maximum number of shares of our common stock available for issuance under the plan; and (2) to ratify the appointment of Sweeney, Gates & Co., but broker non-votes will not be counted as votes against such proposals or as shares present or represented at the meeting.

Quorum

The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors currently has four members, James S. Kuo, M.D., Christopher J. Schaber, Ph.D., Evan Myrianthopoulos and Cyrille Buhrman, all of whom are nominees for re-election. Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting for the election of Messrs. Kuo, Schaber, Myrianthopoulos and Buhrman as directors to serve until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

The following table contains information regarding the current members of the Board of Directors.

Name	Age	Position	Director Since
James S. Kuo, M.D., M.B.A.	42	Chairman of the Board	2004
Christopher J. Schaber, Ph.D.	40	Director, President and Chief Executive Officer	2006
Evan Myrianthopoulos	42	Director and Chief Financial Officer	2002
Cyrille F. Buhrman	34	Director	2007

James S. Kuo, M.D., M.B.A., has been a director since 2004 and currently serves as the non-executive Chairman of the Board. Since 2006, he has served as President and Chief Executive Officer of Cysteine Pharma, Inc. From 2003 to 2006, he served as founder, Chairman and Chief Executive Officer of BioMicro Systems, Inc., a private venture-backed, microfluidics company. From 2001 to 2002, he served as President and Chief Executive Officer of Microbiotix, Inc., a private, anti-infectives drug development company.  Prior to that time, Dr. Kuo was co-founder, President and Chief Executive Officer of Discovery Laboratories, Inc., a public specialty pharmaceutical company developing respiratory therapies, where he raised over $22 million in initial private funding and took the company public. He has held senior licensing and business development positions at Pfizer, Inc. and Myriad Genetics, Inc. Dr. Kuo has also been the Managing Director of Venture Analysis at HealthCare Ventures, LLC and Vice President at Paramount Capital Investments, LLC. Dr. Kuo is further a founder of ArgiNOx Pharmaceuticals, Inc., and Monarch Labs, LLC. Dr. Kuo simultaneously received his M.D. from the University of Pennsylvania School of Medicine and his M.B.A. from the Wharton School of Business.

Christopher J. Schaber, Ph.D., has been a director since August 2006 and is our President and Chief Executive Officer. Prior to joining, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc. where he was responsible for their operations including all drug development and commercial launch activities. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his B.A. from Western Maryland College, a M.S. in Pharmaceutics from Temple University School of Pharmacy and a Ph.D. in Pharmaceutical Sciences from The Union Graduate School.

Evan Myrianthopoulos has been a director since 2002 and our Chief Financial Officer since December 2004, after joining us in November 2004 as President and Acting Chief Executive Officer.  From November 2001 to November 2004, he was President and founder of CVL Advisors, Group, Inc., a financial consulting firm specializing in the biotechnology sector. Prior to founding CVL Advisors Group, Inc., Mr. Myrianthopoulos was a co-founder of Discovery Laboratories, Inc. During his tenure at Discovery Laboratories, Inc., from June 1996 to November 2001, Mr. Myrianthopoulos held the positions of Chief Financial Officer and Vice President of Finance, where he was responsible for raising approximately $55 million in four private placements.  He also negotiated and managed Discovery Laboratories, Inc.’s mergers with Ansan Pharmaceuticals and Acute Therapeutics, Inc. Prior to co-founding Discovery Laboratories, Inc., Mr. Myrianthopoulos was a Technology Associate at Paramount Capital Investments, L.L.C., a New York City based biotechnology venture capital and investment banking firm.  Prior to joining Paramount Capital Investments, L.L.C., Mr. Myrianthopoulos was a managing partner of S + M Capital Management, a hedge fund which specialized in syndicated stock offerings and also engaged in arbitrage of municipal and mortgage bonds.  Prior to that, Mr. Myrianthopoulos held senior positions in the treasury department at the National Australia Bank, where he was employed as a spot and derivatives currency trader. Mr. Myrianthopoulos holds a B.S. in Economics and Psychology from Emory University.

Cyrille F. Buhrman has been a director since June 2007.   Mr. Buhrman is Managing Director, Chairman and owner of Pacific Healthcare (Thailand) Co., Ltd., a full-service marketing, sales, distribution and regulatory affairs company based in Thailand, where he has served for approximately ten years. Pacific Healthcare is currently expanding throughout Southeast Asia, beginning with the Philippines and Vietnam this year. Mr. Buhrman is a Director of Pacific Healthcare (Philippines) Inc., International Pharmaceuticals Ltd., a company focused on marketing specialty pharmaceutical products in Thailand, Vision Care (Thailand) Co., Ltd., and Canyon Pharmaceuticals, Inc., a private biotechnology company focused on the commercialization of therapeutics to prevent and treat thrombosis and related conditions.   Mr. Buhrman is the owner of Markle Holdings Ltd., an investment fund specializing in biotechnology and pharmaceutical investments. Mr. Buhrman received his Bm.A. degree in Economics and Literature from Franklin College, Switzerland, in 1998.  Mr. Buhrman is also one of the Company’s largest shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" the election of all of the nominees listed above.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the fiscal year ended December 31, 2006, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act, except a Form 4 for Evan Myrianthopoulos (one filing) and a Form 4 for James Clavijo (one filing), both of which have been subsequently made.

Corporate Governance

Pursuant to our Certificate of Incorporation and By-laws, our business and affairs are managed under the direction of the Board of Directors.  Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors has determined that Dr. Kuo and Mr. Buhrman are "independent" as such term is defined by the applicable listing standards of the American Stock Exchange. The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.  In making this determination, the Board of Directors considered Dr. Kuo’s relationship with Christopher Schaber, our President and Chief Executive Officer, and Evan Myrianthopoulos, our Chief Financial Officer, at Discovery Laboratories, Inc.  The Board of Directors determined that this relationship did not impair Dr. Kuo’s independence.

The Board of Directors held 22 meetings in 2006, and each director who served as a director during 2006, attended all of the meetings of the Board of Directors and each of the committees on which he served.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the Annual Meeting in person or telephonically.

The Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating. The Board of Directors has adopted a written charter for each of these committees. These charters were filed as annexes to the Company’s proxy statement prepared in connection with the Company’s 2005 Annual Meeting of Stockholders.

The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including the Chief Executive Officer and the Chief Financial Officer) and employees. Our Code of Business Conduct and Ethics is posted under the caption "Investors" on our website: http://www.dorbiopharma.com. If, in the future, the Board of Directors amends the Code of Business Conduct and Ethics or grants a waiver to our Chief Executive Officer, Chief Financial Officer or any future principal accounting officer with respect to our Code of Business Conduct and Ethics, we will post the amendment or a description of the waiver on our website.

Compensation Committee

The Board of Directors has a Compensation Committee, which is currently comprised of Dr. Kuo and Mr. Buhrman. During 2006, the Compensation Committee was comprised of Dr. Kuo and Steven Kanzer.  The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, making grants of salary and annual incentive compensation and approving certain employment agreements. The Board of Directors has determined that both Dr. Kuo and Mr. Buhrman are "independent" directors, as such term is defined by the applicable American Stock Exchange listing standards. The Compensation Committee met one time during the fiscal year ended December 31, 2006.

Nominating Committee

The Board of Directors has a Nominating Committee, which is currently comprised of Dr. Kuo and Mr. Buhrman. During 2006, the Nominating Committee was comprised of Dr. Kuo and Steven Kanzer.  The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that both Dr. Kuo and Mr. Buhrman are "independent" directors, as such term is defined by the applicable American Stock Exchange listing standards. The Nominating Committee met one time during the fiscal year ended December 31, 2006.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current Directors being considered for nomination, the Nominating Committee also takes into account the director's history of attendance at meetings of the Board of Directors or its committees, the Director's tenure as a member of the Board of Directors, and the Director's preparation for and participation in such meetings.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, DOR BioPharma, Inc., 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an Annual Meeting of Stockholders must otherwise comply with our By-laws regarding stockholder proposals and nominations. See "Deadline for Stockholder Proposals" contained herein.

The Board of Directors, including Christopher Schaber, our President and Chief Executive Officer, and Evan Myrianthopoulos, our Chief Financial Officer, recommended that Cyrille Buhrman be nominated for appointment to the Board of Directors to fill the vacancy created by the resignation of Steven Kanzer.

Audit Committee

The Board of Directors has an Audit Committee, which is comprised of Dr. Kuo and Mr. Buhrman. During 2006, the Audit Committee was comprised of Dr. Kuo and Steven Kanzer.  The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and the independence and performance of the internal audit department and the independent public accountants. Its primary duties are to serve as an independent and objective party to monitor the financial process and internal control system, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.  During the year, the Board of Directors examined the composition of the Audit Committee in light of the applicable listing standards of the American Stock Exchange and the regulations under the Exchange Act applicable to audit committees.  Based upon this examination, the Board of Directors has determined that both Dr. Kuo and Mr. Buhrman are "independent" directors within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder.  The Board of Directors has determined that Dr. Kuo qualifies as an "audit committee financial expert" as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2006.

Report of the Audit Committee of the Board of Directors

The Audit Committee submits the following report for the year ended December 31, 2006:

The Audit Committee has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2006. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors' independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee,

James S. Kuo, M.D., M.B.A.

Steve H. Kanzer, C.P.A., J.D.*
___________________________
* Mr. Kanzer resigned from the Board of Directors on May 28, 2007.

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to DOR BioPharma, Inc. Board of Directors, c/o The Office of the Secretary, DOR BioPharma, Inc, 1101 Brickell Avenue, Suite 701-S, Miami, FL 33131. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Executive Compensation

The following table contains information concerning the compensation paid during our fiscal years ended December 31, 2006, to the persons who served as our Chief Executive Officers, and each of the two other most highly compensated executive officers during 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber (1)	CEO & President	2006	$104,700	$33,333	$185,403	$16,895	$340,331
Michael Sember (2)	Former CEO & President	2006	$192,500	-	$82,060	$229,827	$504,387
Evan Myrianthopoulos (3)	CFO	2006	$195,724	$55,000	$103,064	$49,257	$403,045
James Clavijo (4)	Controller, Treasurer & Secretary	2006	$144,999	$40,000	$42,836	-	$227,835

(1) Dr. Schaber began his employment with us on August 29, 2006. Dr. Schaber deferred payment of his 2006 prorated annual bonus of $33,333. Option Awards include the value of vested stock options as required by FASB No. 123R. See Note 2 to our financial statements contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, a copy of which is made available with this proxy statement. Other Compensation includes $1,430 for transportation costs, $6,458 for travel expenses and $9,007 for lodging costs.

(2) Mr. Sember’s employment with us was terminated without "Just Cause," as defined in his employment agreement, on August 25, 2006. Option Awards include the value of vested stock options as required by FASB No. 123R.  See Note 2 to our financial statements contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, a copy of which is made available with this proxy statement.  Other Compensation includes $150,000 in accrued severance payments and $28,383 for accrued vacation time, as well as $3,795 for transportation costs, $12,980 for travel expenses and $34,669 for lodging costs.

(3) Mr. Myrianthopoulos began his employment with us in November 2004 as President and Acting Chief Executive Officer, and then in December 2004 he accepted the position of Chief Financial Officer. Mr. Myrianthopoulos deferred payment of his 2006 annual bonus of $55,000. Option Awards include the value of vested stock options as required by FASB No. 123R.  See Note 2 to our financial statements contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, a copy of which is made available with this proxy statement.  Other Compensation includes $4,088 for transportation costs, $12,485 for travel expenses and $32,684 for lodging costs.

(4) Mr. Clavijo began his employment with us in October 2004. Mr. Clavijo deferred payment of his 2006 annual bonus of $40,000. Option Awards include the value of stock option awards of vested shares of Common Stock as required by FASB No. 123R.

Potential Issuance of Shares

On February 28, 2007, our Board of Directors approved the issuance of 2,700,000 shares of Common Stock to certain employees and a consultant.  Such shares will be issued immediately prior to the completion of a transaction, or series or combination of related transactions, negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from us and/or our stockholders to a third party (an “Acquisition Event”). Of the shares of Common Stock to be issued upon an Acquisition Event, 1,000,000 shares will be issued to Christopher J. Schaber, a director and our Chief Executive Officer and President; 750,000 shares will be issued to Evan Myrianthopoulos, a director and our Chief Financial Officer; and 300,000 shares will be issued to James Clavijo, our Controller, Treasurer and Corporate Secretary.  We expect to enter into agreements with Dr. Schaber, Mr. Myrianthopoulos and Mr. Clavijo with regard to the arrangement described above. We expect that such agreements will include terms and conditions customary to agreements of such type.

Employment and Severance Agreements

During August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, Ph.D. Pursuant to this employment agreement, we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. We agreed to issue him options to purchase 2,500,000 shares of Common Stock, with one third immediately vesting and the remainder vesting over three years.  Upon termination without "Just Cause," as defined by this agreement, we would pay Dr. Schaber six months severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents.  No unvested options shall vest beyond the termination date.

During December 2004, we entered into a three-year employment agreement with Michael T. Sember.  Pursuant to this employment agreement, we agreed to pay Mr. Sember a base salary of $300,000 per year.  After one year of service, Mr. Sember would be entitled to a minimum annual bonus of $100,000.  We agreed to issue him options to purchase 2,000,000 shares of Common Stock, with one third immediately vesting and the remainder vesting over three years.  Upon termination without "Just Cause," as defined by this agreement, we would pay Mr. Sember six months severance, as well as any unpaid bonuses and accrued vacation.  No unvested options shall vest beyond the termination date. On August 25, 2006, we terminated the employment agreement with Mr. Sember without “Just Cause.”  Mr. Sember remained with us as a director until he resigned on September 25, 2006. We have paid his severance and accrued vacation according to the terms of his employment agreement. His employment agreement required us to pay him $150,000 in severance and $28,383 in accrued vacation. At the time of Mr. Sember’s termination, he had vested options to purchase 1,340,000 shares of Common Stock, which will expire on August 24, 2007.  Mr. Sember did not have any unpaid bonuses at the time of his termination.

 In December 2004, we entered into a three-year employment agreement with Mr. Myrianthopoulos.  Pursuant to this employment agreement, we agreed to pay Mr. Myrianthopoulos a base salary of $185,000 per year.  After one year of service, Mr. Myrianthopoulos would be entitled to a minimum annual bonus of $50,000.  We agreed to issue him options to purchase 500,000 shares of Common Stock, with the options vesting over three years.  Upon termination without "Just Cause," as defined by this agreement, we would pay Mr. Myrianthopoulos six months severance subject to setoff, as well as any unpaid bonuses and accrued vacation would become payable.  No unvested options shall vest beyond the termination date. Mr. Myrianthopoulos also received options to purchase 150,000 shares of Common Stock, which options vested immediately when he was hired in November 2004, as President and Acting Chief Executive Officer.

In May 2006, we increased Evan Myrianthopoulos’ base salary to $200,000.  We also agreed to issue him options to purchase 400,000 shares of Common Stock, which vested immediately as to 100,000 shares and which vest as to the remainder over three years.

In May 2006, we entered into an amendment to the February 2005 employment agreement with James Clavijo.  Pursuant to the amendment, we agreed to pay Mr. Clavijo a base salary of $150,000 per year and a minimum annual bonus of $35,000.  Additionally, we agreed to issue him options to purchase 200,000 shares of Common Stock, with options as to 50,000 shares immediately vesting and the remainder vesting over three years.  Pursuant to the February 2005 employment agreement, we agreed to issue Mr. Clavijo 150,000 shares of Common Stock, with one-third immediately vesting and the remainder vesting over three years.  Upon termination without "Just Cause," as defined by this agreement, we would pay Mr. Clavijo three months severance, as well as any unpaid bonuses and accrued vacation would become payable.  No unvested options shall vest beyond the termination date. Mr. Clavijo also received options, to purchase 100,000 shares of Common Stock, vesting over three years when he was hired in October 2004, as Controller, Treasurer and Corporate Secretary

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers during the fiscal year ended December 31, 2006.  We have never issued Stock Appreciation Rights.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (S)	Option Expiration Date
	Exercisable	Unexercisable
Christopher J. Schaber(1)	972,223	1,527,777	1,527,777	$0.27	8/28/2016
Michael T. Sember(2)	1,340,000	-	-	$0.46	8/24/2007
Evan Myrianthopoulos	150,000	-	-	$0.35	11/14/2012
	50,000	-	-	$0.90	9/15/2013
	50,000	-	-	$0.58	6/11/2014
	150,000	-	-	$0.47	11/10/2014
	333,336	166,664	166,664	$0.49	12/13/2014
	150,000	250,000	250,000	$0.35	5/10/2016
James Clavijo	66,666	33,334	33,334	$0.45	10/22/2014
	116,664	33,336	33,336	$0.45	2/22/2015
	87,500	112,500	112,500	$0.33	5/10/2016

(1)  Dr. Schaber began his employment with us on August 29, 2006.

(2)  Mr. Sember’s employment was terminated without “Just Cause” on August 25, 2006.

Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2006.

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Steve H. Kanzer (3)	$25,000	$11,270	$36,270
James S. Kuo	$25,000	$11,270	$36,270

(1)  Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors or its committees. Each director who is not a full-time employee is paid $2,000 for each board or committee meeting attended ($1,000 if such meeting was attended telephonically).

(2)  We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors who are not full-time employees receive an initial grant of fully vested options to purchase 150,000 shares of common stock, and subsequent annual grants of fully vested options to purchase 75,000 shares of common stock after re-election to our Board of Directors.  Option Awards include the value of stock option awards of vested shares of Common Stock as required by FASB No. 123R. See Note 2 to our financial statements contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, a copy of which is made available with this proxy statement.

(3)  On May 28, 2007, Mr. Kanzer resigned as a member of the Board of Directors.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of independent directors. The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

•	executive compensation and benefits programs;
•	executive employment agreements;
•	1995 Amended and Restated Omnibus Incentive Plan; and
•	2005 Equity Incentive Plan.

The primary objectives of the Compensation Committee are to ensure that the executive compensation and benefits programs:

•	are competitive with other growing companies of similar size and business;
•	are effective in driving performance to achieve financial goals and create stockholder value;
•	are cost-efficient and fair to employees, management and stockholders; and
•	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in their contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated band for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit, subject to guaranteed minimum bonuses.

Non-executive employees were granted stock options under the 1995 Amended and Restated Omnibus Incentive Plan and the 2005 Equity Incentive Plan, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended  (the "Code"), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers.  This deduction limit does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder.  The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, as long as it is consistent with its overall compensation objectives, substantially all federal income tax deductions attributable to executive compensation should not be subject to the deduction limitation of Section 162(m) of the Code.

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2001 in (i) our Common Stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and (iii) the American Stock Exchange Biotech Stocks indices.  The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.

Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	DOR BioPharma, Inc.	S&P 500 Index	Peer Group Index: BTK Index – BioTech on Amex
2001	100.00	100.00	100.00
2002	45.63	76.63	58.26
2003	75.73	96.85	84.42
2004	62.14	105.56	93.74
2005	26.21	108.73	117.28
2006	23.79	123.50	129.53

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of August 7, 2007 of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group.  Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.  Except as otherwise indicated, each stockholder's percentage ownership of our Common Stock in the following table is based on 92,930,574 shares of common stock outstanding as of August 7, 2007.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Sigma-Tau Pharmaceuticals, Inc. (1)	4,065,041	4.4%
Paolo Cavazza (1)	5,611,911	6.0%
Claudio Cavazza (1)	4,065,041	4.4%
Cyrill F. Buhrman(2)	5,050,020	5.4%
Christopher J. Schaber (3)	1,681,659	1.8%
James S. Kuo (4)	205,000	*
Evan Myrianthopoulos (5)	1,456,347	1.5%
James Clavijo (6)	494,856	*
All directors and executive officers as a group (5 persons)	8,887,882	8.9%

*  Indicates less than 1%.

**  Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of August 7, 2007 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder.  Percentage of ownership is based on 92,930,574 shares of common stock outstanding as of August 7, 2007.

(1)  On January 12, 2007, Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), Paolo Cavazza and Claudio Cavazza filed a Schedule 13G as a group, within the meaning of Section 13(d)(3) of the Exchange Act, with the SEC.  According to this Schedule 13G, Paolo Cavazza and Claudio Cavazza beneficially own of all of the shares held by Sigma-Tau and possess shared voting and dispositive power with regard to these shares. Paolo Cavazza individually owns 1,546,870 shares of common stock and possesses sole voting and dispositive power with regard to these shares. The address for Sigma-Tau is 800 South Frederick Avenue, Suite 300, Gaithersburg, Maryland 20877. The address for Paolo Cavazza is Via Tesserete 10, Lugano, Switzerland. The address for Claudio Cavazza is Via Sudafrica, 20, Rome, Italy 00144.

(2)  Includes 4,900,020 shares of common stock owned by Mr. Buhrman, and options to purchase 150,000 shares of common stock within 60 days of August 7, 2007.  The address of Mr. Buhrman is c/o DOR BioPharma, 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

(3)  Includes 292,766 shares of common stock owned by Dr. Schaber, and options to purchase 1,388,893 shares of common stock within 60 days of August 7, 2007.  The address of Dr. Schaber is c/o DOR BioPharma, 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

(4)  Includes options to purchase 200,000 shares of common stock and warrants to purchase 5,000 shares of common stock within 60 days of August 7, 2007.  The address of Dr. Kuo is c/o DOR BioPharma, 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

(5)  Includes 154,780 shares of common stock owned by Mr. Myrianthopoulos and his wife, options to purchase 1,025,005 shares of common stock and warrants to purchase 276,562 shares of common stock within 60 days of August 7, 2007.  The address of Mr. Myrianthopoulos is c/o DOR BioPharma, 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

(6)  Includes 53,191 shares of common stock owned by Mr. Clavijo, options to purchase 441,665 shares of common stock within 60 days of August 7, 2007.  The address of Mr. Clavijo is c/o DOR BioPharma, 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

EQUITY COMPENSATION PLAN INFORMATION

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. The following table provides information, as of December 31, 2006, with respect to options outstanding under our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average Exercise Price Outstanding options, warrants and rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	11,639,339	$ 0.50	2,936,032
Equity compensation plans not approved by security holders	-	-	-
TOTAL	11,639,339	$0.50	2,936,032

(1) Includes our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan. Our 1995 Plan expired in 2005 and thus no securities remain available for future issuance under that plan. Under the 2005 Equity Incentive Plan, we issued 728,968 shares of Common Stock to individuals as payment for services in the amount of $232,533 as allowed in the plan.

PROPOSAL 2
COMPANY NAME CHANGE

General

The Board of Directors has unanimously adopted a resolution seeking stockholder approval of an amendment to the Certificate of Incorporation to change the name of the Company and the grant to the Board of Directors of discretionary authority to implement a name change by filing the amendment to the Certificate of Incorporation.  Approval of this name change proposal would give the Board of Directors the authority to determine, in its sole discretion, the name to which the Company’s name will be changed and the date of the name change, to take place at any time during a period of twenty four months commencing on the date the Company’s stockholders approve this proposal or to determine not to proceed with the name change.

Purpose

The Board of Directors believes the proposed name change is necessary to better describe the Company and to better position the Company in the biopharmaceuticals market as it intends to evolve from a technology driven, research and development intensive organization, to a fully integrated biopharmaceutical company with commercialized products. As a result, the Board of Directors believes that it is in the best interest of the Company and our stockholders to change the Company’s name.

The Board of Directors believes that stockholder approval of the grant to the Board of Directors of discretionary authority to implement a name change provides the Board of Directors with maximum flexibility to achieve the purposes of the name change.  If the stockholders approve the name change proposal, the name change will be effected, if at all, only upon a determination by the Board of Directors that the name change is in the best interests of the Company and our stockholders at that time.  In connection with any determination to effect a name change, the Board of Directors will set the timing for such change and select the name.  No further action on the part of stockholders will be required either to implement or abandon the name change. If the Board of Directors determines not to proceed with a name change within twenty-four months after receiving stockholder approval of this name change proposal, the authority granted in this proposal to implement a name change will terminate. The Board of Directors reserves its right to elect not to proceed with the name change if it determines, in its sole discretion, that the name change is no longer in the best interests of the Company and our stockholders.  If implemented, the Board of Directors intends to effect the name change of the Company simultaneously with the reverse stock split described in Proposal 3 below.  If implemented, the amendment will become effective upon filing of an appropriate amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” approval of the proposed amendment to the Certificate of Incorporation and the grant of discretionary authority to the Board of Directors to select a name for the Company and effect a name change.

PROPOSAL 3
REVERSE STOCK SPLIT

General

As of August 7, 2007, the Company’s aggregate market capitalization was approximately $26,020,560; there were 92,930,574 shares of Common Stock issued and outstanding and the closing price of the Common Stock on that date was $0.28. In order to reduce the number of shares of Common Stock issued and outstanding and proportionately raise the share price, the Board of Directors has unanimously adopted a resolution seeking stockholder approval of an amendment to the Certificate of Incorporation to effect a reverse split of the Common Stock and the grant to the Board of Directors of discretionary authority to implement a reverse stock split by filing the amendment to the Certificate of Incorporation. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-two to one-for-ten. The Board of Directors has approved by separate resolution every whole-number ratio within this range, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a reverse stock split.  Approval of this reverse stock split proposal would give the Board of Directors authority to determine the date of the reverse stock split to take place at any time during a period of twenty four months commencing on the date the Company’s stockholders approve this proposal or to determine not to proceed with the reverse stock split.

If the stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split within such twenty four-month period, the Company will file an amendment to its then current Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below), which will effect a reverse split of the shares of the Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, also would decrease the number of authorized shares of our Common Stock proportionately based on the reverse stock split ratio selected by the Board of Directors, but the $.001 par value per share of the Common Stock would not change.  Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock, on a fully diluted basis with respect to shares of Common Stock underlying options, warrants and other derivative securities, outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.  If implemented, the Board of Directors intends to effect the reverse stock split simultaneously with the name change of the Company described in Proposal 2 above.

Purpose

The Board of Directors is seeking stockholder approval of the authority to implement a reverse stock split because it believes that a higher stock price may help generate and enable institutional investor interest in the Company and help us attract and retain employees and other service providers. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. The Board of Directors also believes that a higher stock price will facilitate a listing on a major stock exchange such as the NASDAQ Global Select Market or the American Stock Exchange, which will further generate and enable institutional investor interest in the Company.  Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable in order to attempt to support a higher stock price per share based on our current market capitalization. In addition, the Board of Directors considered that the Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.  The combination of lower transaction costs and increased interest from institutional investors and investment funds can ultimately improve the trading liquidity of Common Stock.  In order to reduce the number of shares of Common Stock outstanding and thereby attempt to proportionally raise the per share price of Common Stock, the Board of Directors believes that it is in the best interests of our Company’s stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

The Board of Directors believes that stockholder approval of a number of ratios within a range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.  If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and our stockholders at that time.  In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors in its effort to create the greatest marketability of the Common Stock based on prevailing market conditions at that time.  If the Board of Directors implements a reverse stock split, its choice of a ratio will depend largely on the current market prices of the Common Stock during the period leading up to that date.  Because of the volatility of the market prices of our Common Stock in recent months, it is not possible at this point to specify an exact ratio or even a likely ratio that the Board of Directors would consider to be in our best interest. No further action on the part of stockholders will be required either to implement or abandon the reverse stock split. If the Board of Directors determines not to proceed with a reverse stock split within twenty four months after receiving stockholder approval of the reverse stock split, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and our stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Common Stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on a market price of the Common Stock of $0.28 per share (which was the closing bid price on August 7, 2007), if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-five, there can be no assurance that the post-split market price of the Common Stock would be $1.40 per share or greater.  Alternatively, based on the same market price of the Common Stock of $0.28 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of the Common Stock would be $2.80 per share or greater.

Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

There can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or that, if attained, such price will be maintained.

There can be no assurance that the reverse stock split will result in a per-share price that will increase the Company’s ability to attract and retain employees and other service providers.

While the Board of Directors believes that a higher stock price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers or that, if attained, such price will be maintained.

A decline in the market price for the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split.  Furthermore, the reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

•
Depending on the exact reverse stock split ratio selected by the Board of Directors, between two and ten Old Shares owned by a stockholder would be exchanged for one New Share.  To illustrate, a shareholder who currently holds 200 shares of Common Stock would exchange those 200 Old Shares for 100 New Shares if a one-for-two reverse split were implemented, or 20 New Shares if a one-for-ten reverse split were implemented. If a one-for-six reverse split were implemented, a holder of 200 Old Shares would exchange those shares for 34 New Shares, rounded up for the fractional share interest of the remaining 2 Old Shares;

•	The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

•	The number of shares of Common Stock authorized to be issued will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

•
Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	The number of shares reserved for issuance under the 2005 Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock.  The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to being rounded up to the next whole number in the case of fractional shares, as described below.  Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be will be rounded up to the nearest whole share amount.

If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares.  Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock would proportionately decrease based on the reverse stock split ratio selected by the Board of Directors.  Under the Certificate of Incorporation, we currently have the authority to issue 255,000,000 shares of capital stock, of which 250,000,000 shares are designated as Common Stock, 4,600,000 shares are designated as "Preferred Stock," 200,000 shares are designated as "Series B Convertible Preferred Stock," and 200,000 shares are designated as "Series C Convertible Preferred Stock."  We currently have 92,930,574 shares of Common Stock issued and outstanding and do not have any other class of stock outstanding.  Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise.  If we issue additional shares, the ownership interest of holders of Common Stock may also be diluted.  Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock.

The Board of Directors believes, based on the number of shares of Common Stock currently outstanding, the number of shares reserved for issuance under stock option plans and warrants, and the number of shares the Company reasonably expects to issue in future transactions, that, after giving effect to the reverse split at any of the proposed ratios, 250,000,000 is an excessive number of shares of Common Stock for the Company to be authorized to issue without stockholder approval.  In addition, one method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital.  Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of Common Stock would reduce the amount of franchise taxes that the Company is required to pay annually and would be in the best interests of the Company.  The Board of Directors believes that a reduction in the number of shares of Common Stock authorized for issuance at the same ratio determined by the Board of Directors with regard to the reverse split will leave a sufficient number of authorized shares of Common Stock to maintain the requisite amount of flexibility required by the Company’s ongoing activities.

Effects at Illustrative Ratios. The following table illustrates the aggregate effect of a reverse split, at illustrative levels of one-for-two, one-for-6, and one-for-ten, on the numbers of shares of Common Stock outstanding, on the numbers of shares of Common Stock issuable on exercise or conversion of exercisable or convertible securities, and on the number of authorized but unissued and unreserved shares that would be available for issuance.

	Before reverse stock split	Effect of 1 for 2 reverse stock split	Effect of 1 for 6 reverse stock split	Effect of 1 for 10 reverse stock split
Issued and outstanding shares	92,930,574	46,465,287	15,488,429	9,293,058
Shares issuable upon exercise or conversion of all outstanding exercisable and convertible securities	43,580,090	21,790,045	7,263,349	4,358,009
Authorized shares of Common Stock	250,000,000	125,000,000	41,666,667	25,000,000
Authorized, but unissued shares available for issuance	113,489,336	56,744,668	18,914,889	11,348,933

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and reduction of the number of authorized shares of Common Stock and the Board of Directors decides to implement the reverse stock split and reduction of the number of shares of authorized Common Stock, we will file an amendment to the Certificate of Incorporation (“Amendment to Certificate of Incorporation”) with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split and reduction of the number of shares of authorized Common Stock will become effective at the time specified in the Amendment to Certificate of Incorporation, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

The text of the Amendment to Certificate of Incorporation to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Annex A; provided, however, that the text of the form of Amendment to Certificate of Incorporation attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split.  The summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

No loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split.  The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefore.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.  ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Recommendation of Board of Directors

The Board of Directors recommends that you vote “FOR” approval of the Amendment to the Certificate of Incorporation and the grant of discretionary authority to the Board of Directors to effect a reverse stock split and proportionately decrease the number of shares of authorized Common Stock available for issuance.

PROPOSAL 4
AMENDMENT TO 2005 PLAN

General

In 2005, the Board of Directors and stockholders adopted the 2005 Plan. The 2005 Plan constitutes a key element of the Company’s total compensation program. This plan is designed to advance our interests by providing for the grant of stock-based and other incentive awards to our key employees and key non-employees.

Purpose

As a result of prior grants of stock options under the 2005 Plan, the number of shares of Common Stock available for the grant under the 2005 Plan as of August 7, 2007 was 3,315,000. A considerable portion of the shares available under the 2005 plan were utilized as liquid common stock payment to consultants, vendors and employees. In addition, our need to have available stock options in order to be prepared for rapid growth, provide incentive to management and employees, and to attract senior management and other qualified staff requires this amendment. The Board has unanimously adopted resolutions setting forth the proposed amendment to the 2005 Plan, declaring its advisability and directing that the proposed amendment be submitted to stockholders for their approval. If adopted by the stockholders, the amendment will become immediately effective, which the Company currently expects will occur on or about September 27, 2007.  If approved, the total number of shares available for the grant under the 2005 Plan will be increased by 10,000,000 shares, and the aggregate number of shares will increase from 10,000,000 to 20,000,000.

Notwithstanding the proposed increase, if the proposed reverse stock split is approved and effected, the number of shares reserved for issuance under the 2005 Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" approval of the proposed amendment to the 2005 Plan.

Summary of the 2005 Plan

The following summary of the material features of the 2005 Plan is qualified in its entirety by the full text of the 2005 Plan that appears as Annex B to this proxy statement. All references to the "Code" are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.  This summary does not include the proposed increase in number of number of shares of Common Stock available for the grant under the 2005 Plan.

The 2005 Plan became effective on December 29, 2005 and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board of Director's adoption of the plan. The 2005 Plan is administered by the Compensation Committee of the Board of Directors.

The 2005 Plan provides for the grant of stock options (both non-statutory options or "NSOs" and, in the case of employees, incentive stock options or "ISOs"), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Compensation Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Number of Shares.

A maximum of 10,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2005 Plan.  The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, is 2,000,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 2,000,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 1,000,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, the Compensation Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Compensation Committee may also make similar adjustments in response to any other event, as the Compensation Committee deems appropriate, to avoid distortion in the operation of the 2005 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.

The share limitations described above are in addition to the limitation on the number of shares available for awards under the 2005 Plan. The maximum number of shares that may be issued under the 2005 Plan represents approximately 10.8% of the total number of shares of the Common Stock outstanding on August 7, 2007.

Administration of 2005 Plan.

The 2005 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee. Compensation Committee members are required to satisfy applicable requirements for independence. The Compensation Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Compensation Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2005 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee's determinations are conclusive and bind all parties.

Eligibility.

Participation in the 2005 Plan is limited to our key employees and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company).

Stock Options.

Each stock option awarded under the 2005 Plan will be a NSO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the 2005 Plan will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2005 Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Compensation Committee specifies. Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Code shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.

Restricted Stock Awards; Unrestricted Stock; Deferred Stock.

The 2005 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2005 Plan also provides for awards of unrestricted stock, but no more than 90,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value. The 2005 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.

Performance Awards.

Any award under the 2005 Plan may be made subject to the satisfaction of performance criteria specified by the Compensation Committee. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Compensation Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met. Notwithstanding the foregoing, to the extent that any award under the 2005 Plan may be subject to Section 409A of the Code and subject to the satisfaction of performance criteria specified by the Compensation Committee, such performance parameters shall specifically comply with Section 409A of the Code in addition to such criteria necessary to qualify for exemption under Section 162(m) of the Code.

Termination of Affiliation with Company: Effect on Stock Options.

Except as otherwise determined by the Compensation Committee, if a participant in the 2005 Plan dies, any ISO or NSO granted at fair market value owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Compensation Committee, if a participant's affiliation with the Company ends because of the participant's total and permanent disability, then any ISOs and NSOs granted at fair market value held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options. Finally, and except as otherwise determined by the Compensation Committee, if a participant's employment (or other applicable affiliation with the Company) terminates for any reason other than death or disability, ISOs and NSOs granted at fair market value that were exercisable at the time the participant ceased to be affiliated with the Company will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Compensation Committee may elect to terminate any options immediately. In all cases, ISOs and NSOs granted at fair market value that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted at less than fair market value, the treatment of the option upon a termination of affiliation with the company shall be set forth in the Individual Stock Option Agreement as determined by the Compensation Committee.

Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock.

Upon a termination of affiliation of the Company, as set forth in more particularity in the Individual Restricted and/or Deferred Stock Award Agreement and as determined by the Compensation Committee, any share of Common Stock subject to a continuing restriction may be repurchased by the Company. Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant's affiliation with the Company will be forfeited upon termination of affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Compensation Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Compensation Committee may, under such circumstances, provide for replacement awards for certain participants. Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of Section 409A of the Code as set forth in more particularity in the Individual Option or Stock Award Agreement.

Amendment of 2005 Plan.

The Compensation Committee may amend the 2005 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2005 Plan as to any future grants of awards. The Compensation Committee may not, without the approval of our stockholders, effectuate a change to the 2005 Plan (i) for which stockholder approval is required in order for the 2005 Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2005 Plan, or change the class of persons or entities that qualify as participants under the 2005 Plan. Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences under the Code of the issuance and receipt of options under the 2005 Plan.

Incentive Stock Options.

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to the Company) generally equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is generally treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is generally treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Non-statutory Options.

In general, in the case of a NSO granted at fair market value, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. The ordinary income recognized on exercise shall be subject to applicable withholding and employment taxes.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

In general, in the case of a NSO granted at less than fair market value, the optionee will have taxable income to the extent not previously included at such times that the option is no longer subject to a substantial risk of forfeiture (and subject to applicable withholding and employment taxes), which is generally December 31 of any calendar year such options are vested. The optionee generally will recognize additional ordinary income on exercise equal to the amount the fair market value of the underlying stock increases, if any, from the date the substantial risk of forfeiture lapses to the date of exercise to the extent such amounts have not been previously taxed. Such ordinary income will be subject to applicable withholding and employment taxes. However, with respect to NSOs granted at less than fair market value which are subject to the requirements of Section 409A of the Code, it is intended that, the Individual Stock Option Agreement will contain such terms and conditions as are required under said Section 409A including without limitation provisions applicable to the vesting and exercise of such NSOs such that taxation will not occur until exercise of these options under the general rules for NSOs granted at fair market value.

The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for Restricted Stock, as is permitted by the 2005 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises a NSO for Restricted Stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election to have the income measured and taken into account, instead, at time of exercise. In either case, a corresponding deduction will be available to the Company. In the case of a participant who exercises an ISO for Restricted Stock, the determination of "alternative minimum taxable income" (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of a NSO. For federal income tax purposes, the exercise of an ISO for Restricted Stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above, but further provided that an election is not available with respect to the early recognition of ordinary income upon exercise.

Specific provisions regarding the impact of a change in control of the Company on any award granted under the 2005 Plan will, to the extent necessary, comply with the requirements of Section 409A of the Code and as set forth in more particularity in the Individual Option and/or Stock Award Agreement.

The Code also limits to $1 million the deduction the Company may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the 2005 Plan are intended to qualify for this exemption.

Stock Awards

Persons receiving Common Stock pursuant to an Award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates and subject to applicable withholdings and employment taxes. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognized capital gain or loss equal to the difference between the amount realized upon the sale and the seller's adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an Award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred Stock issued pursuant to an Award may also be subject to special rules. In addition, any award issued pursuant to the 2005 Plan, except ISOs and NSOs granted at fair market value, may be subject to the requirements of Section 409A of the Code and accordingly, subject to special rules.

Statutory Requirements and the Subsequent Amendment

The 2005 Plan and the grant of any award thereunder is intended, to the extent applicable, to constitute good faith compliance with the requirements of the American Jobs Creation Act, specifically with respect to the definition of deferred compensation and the provisions of Section 409A of the Code. To the extent required by guidance to be issued subsequent to this filing, whether statutory or regulatory, the Company will make such amendments and/or modifications as are necessary to maintain compliance with the provisions and requirements of said Section 409A.

PROPOSAL 5
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed Sweeney, Gates & Co., independent certified public accountants, as auditors of our financial statements for the year ending December 31, 2007, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of Sweeney, Gates & Co. is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" ratification of Sweeney, Gates & Co. as our independent auditors for the year ending December 31, 2007.

The following table presents fees for professional audit services rendered by Sweeney, Gates & Co., for the audit of the Company’s annual financial statements for the year ended December 31, 2005 and 2006, and fees billed for other services rendered by Sweeney, Gates & Co. during those periods:

	December 31,
	2006	2005
Audit fees	$112,695	$ 91,265
Audit related fees	19,590	4,801
Tax fees	14,292	12,956
Total	$146,577	$109,022

Audit Fees

The aggregate fees billed during the years ended December 31, 2006 and 2005 by Sweeney, Gates & Co., our principal accountants in 2006 and 2005, for the audit of our financial statements for each of those years, the review of our financial statements included in our Quarterly Reports on Form 10-QSB during those fiscal years and audit issues related to equity transactions were $112,695 and $91,265, respectively.

Audit Related Fees

The aggregate fees billed for audit related fees such as review of registration statements and related services during the years ended December 31, 2006 and 2005 were $19,590 and $4,801, respectively.

Tax Fees

Our current principal accountants Sweeney, Gates & Co. billed us $14,292 and $12,956 for tax compliance, tax advice and tax planning for the year ended December 31, 2006 and 2005, respectively.

Other Fees

Our principal accountant did not bill us for any services or products other than as reported above in this Item 14 during our fiscal years ended December 31, 2006 and 2005.

Pre Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The audit committee must approve the permitted service before the independent auditor is engaged to perform it.

The audit committee approved all of the services described above in accordance with its pre-approval policies and procedures.

OTHER MATTERS

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2008 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than July 3, 2008. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our By-Laws provide that stockholders desiring to bring business before the 2007 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this proxy statement. The written notice must include the information required by Section 2.4 of the By-Laws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-KSB

Our financial statements are contained in our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006 that was filed with the Securities and Exchange Commission on March 9, 2007, a copy of which is made available with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-KSB made available with this proxy statement does not include copies of the exhibits to that filing.  We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Corporate Secretary, DOR BioPharma, Inc., 1101 Brickell Avenue, Suite 701-S, Miami, Florida 33131.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities.  We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

By order of the Board of Directors,

James Clavijo
Secretary

ANNEX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of DOR BioPharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST:  The name of the Corporation is [                  ].

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

SECOND:  The Certificate of Incorporation, as amended, of the Corporation is hereby further amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is [                 ] ([                 ]) shares, of which [                 ] ([                 ]) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” four million six hundred thousand (4,600,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” two hundred thousand (200,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” and two hundred thousand (200,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock.”  Upon this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [            ] shares of the Corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, $.001 per share, of the Corporation (the “New Common Stock”), subject to the treatment of fractional share interests described below.

 Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates.  No fractional shares of Common Stock of the Corporation shall be issued. Fractional shares of New Common Stock will be rounded up to the nearest whole share amount.

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:”

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [    ]day of [             ], 200[  ] and affirms the statements contained herein as true under penalty of perjury.

DOR BioPharma, Inc.

By:
Name: Title:

ATTESTED:

Name: Title:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DOR BIOPHARMA, INC.
1101 Brickell Avenue, Suite 701-S, Miami, FL 33131

ANNUAL MEETING OF STOCKHOLDERS – SEPTEMBER 27, 2007

The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of DOR BioPharma, Inc, and Evan Myrianthopoulos, the Chief Financial Officer of DOR BioPharma, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of Common Stock of DOR BioPharma, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at J.W. Marriott on the 5th Floor, 1101 Brickell Avenue, Miami, FL 33131, Eastern Time, on September 27, 2007 at 10:30 a.m., or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

The Board of Directors recommends you vote (1) "FOR" the election of all of the named nominees as directors; (2) “FOR” the approval of the grant of discretionary authority to the Board of Directors (a) to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to change the name of the Company to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change; (3) "FOR" the approval of the grant of discretionary authority to the Board of Directors (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and to proportionately reduce the number of shares of our common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of common stock authorized for issuance; (4) “FOR” the amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares; and (5) “FOR” the ratification of Sweeney, Gates & Co. as our independent auditors for the fiscal year ending December 31, 2007.

CONTINUED AND TO BE SIGNED ON REVERSE

ANNUAL MEETING OF STOCKHOLDERS OF

DOR BIOPHARMA, INC.

September 27, 2007

Proxy Voting Instructions

MAIL—If you have received a proxy card, date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.
-or-
INTERNET—Access www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.

Company Number:

Account Number:

/Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified:

FOR ALL NOMINEES
WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below

 James S. Kuo, M.D., M.B.A.
 Christopher J. Schaber, Ph.D.
 Evan Myrianthopoulos
 Cyrille F. Buhrman

*(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /x/

2.  To approve the grant of discretionary authority to the Board of Directors (a) to amend the Company’s Certificate of Incorporation to change the Company’s name to a name to be selected by the Board of Directors or (b) to determine not to proceed with the name change:

FOR 	AGAINST 	ABSTAIN 

3.  To approve the grant of discretionary authority to the Board of Directors (a) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Corporation’s common stock at a ratio within the range from one-for-two to one-for-ten and determine the effective date of the reverse stock split and to proportionately reduce the number of shares of common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of common stock authorized for issuance:

FOR 	AGAINST 	ABSTAIN 

4. To amend our 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares:

FOR 	AGAINST 	ABSTAIN 

5.  To ratify the appointment of Sweeney, Gates & Co. as the independent auditors for fiscal year ending December 31, 2007:

FOR 	AGAINST 	ABSTAIN 

6. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

FOR 	AGAINST 	ABSTAIN 

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.   

Signature:

Date:

Signature:

Date:

Note:  Please sign exactly as name appears on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.